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                               STANDARD FORM LEASE
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PARTIES: This Lease, executed in duplicate at Cupertino, California, on July 25,
1998, by and between Mission West Properties, L.P., a Delaware Limited Partnership, and Microsoft Corporation, a Washington Corporation, hereinafter called respectively Lessor and Lessee, without regard to number or gender.

USE:
That Lessor hereby leases to Lessee, and Lessee leases from Lessor, for the purpose of conducting therein office, research and development, light manufacturing, and warehouse activities, and any other legal activity; and for no other purpose without obtaining the prior written consent of Lessor, the Premises described below.

PREMISES:
The subject premises are located on certain real property consisting of approximately 32 acres as shown on Exhibit A.1 situated in the City of Mountain View, County of Santa Clara, State of California ("Property"). Such Property as improved with five buildings, parking lots with parking for 1,748 cars, landscaped areas, common areas, and other related improvements, shall be collectively referred to herein as the "Premises." The five buildings comprising a portion of the Premises will consist of approximately 515,700 square feet of space, defined by the City of Mt. View as the maximum allowable development on the subject real property and are commonly referred to as buildings 1,2, 3, 4, and 5 (such five buildings shall be defined as the "Buildings"), as shown on Exhibit A.2. The address for the Premises will be between 1065 and 1105 L'Avenida, Mountain View, California. Lessee's pro-rata share of the Premises is 100%.

The actual rentable square feet of the Premises shall be verified by Lessor and Lessee and shall consist of all space on each floor plane of each Building measured from the vertical plane of the outside edge of all eaves. This means that the floor area of each floor that is used for elevator shafts, stairwells, fire corridors, columns, ducts, and the like shall be included in the rentable square feet of the Premises. Subject to Section 2, Lessee agrees to deliver Buildings that total at least 515,700 square feet, as measured by Lessor. Lessee shall pay rent based upon 515,700 square feet, even in the event Lessor's measurement method results in more square feet than the City of Mt. View's measurement method.

TERM:
The term for buildings numbered 2, 3, 4, and 5 shall be for eighty-four (84) months and sixteen (16) days unless extended pursuant to Section 34 of this Lease (the "Lease Term"), commencing on the 15th day of March, 1999 and ending on the 31st day of March, 2006 as adjusted per Section 1.1 below. The term for building number 1 shall be for eighty-two (82) months and sixteen (16) days unless extended pursuant to Section 34 of this Lease (the "Lease Term"), commencing on the 15th day of May, 1999 and ending on the 31st day of March, 2006 as adjusted per Section 1 below.

RENT:
Subject to the determination of the final square footage of building number 1, base rent shall be payable in monthly installments as follows:

                                                  Base          Estimated
                                                  Rent             CAC*           Total
                                               ----------      -----------     ----------
     March 15, 1999 to March 31, 1999          $  672,495       $ 78,526       $  751,021
     April 1, 1999 to April 30, 1999           $1,226,315       $143,195       $1,369,510
     May 1, 1999 to May 14, 1999               $  553,820       $ 64,669       $  618,489
     May 15, 1999 to May 31, 1999              $  834,270       $ 96,321       $  930,591
     June 1, 1999 to March 31, 2000            $1,521,315       $175,645       $1,696,960


Monthly base rent shall increase by 4% on April 1st of each year, commencing on April 1, 2000, during the Lease Term over the prior year's base rent.
* CAC CHARGES TO BE ADJUSTED PER COMMON AREA CHARGES SECTION BELOW.

Base rent and CAC as scheduled above shall be payable in advance on or before the first day of each calendar month during the Lease Term. The term "Rent," as used herein, shall be deemed to be and to mean the base monthly rent and all other sums required to be paid by Lessee pursuant to the terms of this Lease. Rent shall be paid in lawful money of the United States of America, without offset or deduction, except as provided in Sections 19 and 21, and shall be paid to Lessor at such place or places as may be designated from time to time by Lessor. Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment. Upon execution of this Lease, Lessee shall deposit with Lessor the first month's rent.

SECURITY DEPOSIT:
Lessee shall deposit with Lessor the sum of One Million Dollars ($1,000,000) (the "Security Deposit"). The Security Deposit shall be held by Lessor as security for the faithful performance by Lessee of all of the terms, covenants, and conditions of this Lease applicable to Lessee. If Lessee commits a default as provided for herein, including but not limited to a default with respect to the provisions contained herein relating to the condition of the Premises, Lessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Lessor may spend by reason of default by Lessee. If any portion of the Security Deposit is so used or applied, Lessee shall, within ten days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount. Lessee's failure to do so shall be a default by Lessee. Any attempt by Lessee to transfer or encumber its interest in the Security Deposit shall be null and void. Upon execution of this Lease, Lessee shall deposit with Lessor the Security Deposit. Notwithstanding the above, Lessor agrees to waive the requirement for Lessee to make a Security Deposit provided Lessee's shareholder's equity exceeds $100 million. If at any time during this Lease, Lessee's shareholder's equity is less than $100 million, Lessee shall deposit with Lessor the Security Deposit referenced above within ten days after receipt of written demand by Lessor based on the issuance of Lessee's annual financial statements indicating the reduction in shareholder's equity below $100 million. If Lessee fails to make the Security Deposit as required, Lessee shall be deemed to be in default per Section 14.1 (a) of this Lease.

COMMON AREA CHARGES:
Lessee shall pay to Lessor, as additional Rent, an amount equal to Lessee's pro-rata share of the total common area charges of the Premises ("CAC"). Lessee shall pay to Lessor as Rent, on or before the first day of each calendar month during the Lease Term, subject to adjustment and reconciliation as provided hereinbelow, the sum of One Hundred Seventy-Five Thousand Six Hundred Forty-Five Dollars ($175,645), said sum representing Lessee's estimated monthly payment of Lessee's pro rata share of CAC. It is understood and agreed that Lessee's obligation under this paragraph shall be prorated to reflect the Commencement Date and the end of the Lease Term. Lessee's estimated monthly payment of CAC payable by Lessee during the calendar year in which the Lease commences is set forth above. At or prior to the commencement of each succeeding calendar year term (or as soon as practical thereafter), Lessor shall provide Lessee with Lessee's estimated monthly payment for CAC which Lessee shall pay to Lessor as Rent. Within 120 days of the end of the calendar year and the end of the Lease Term, Lessor shall provide Lessee a statement of actual CAC incurred including capital reserves for the preceding year or other applicable period in the case of a termination year. If such statement shows that Lessee has paid less than its pro rata share of actual CAC, then Lessee shall on demand pay to Lessor the amount of such deficiency. If such statement shows that Lessee has paid more than its pro rata share of CAC, then Lessor shall, at its option, promptly refund such excess to Lessee or credit the amount thereof to the Rent next becoming due from Lessee. Lessor reserves the right to revise any estimate of CAC if the actual or projected CAC show an increase or decrease in excess of 10% from an earlier estimate for the same period. In such event, Lessor shall provide a revised estimate to Lessee, together with an explanation of the reasons therefor, and Lessee shall revise its monthly payments accordingly. Lessor's and Lessee's obligation with respect to adjustments at the end of the Lease Term or earlier expiration of this Lease shall survive the Lease Term or earlier expiration. All capital repair and improvement costs incurred by Lessor shall be funded first from applicable capital reserves, if any, that are derived from CAC payments made by Lessee to Lessor or other tenants of the Property. To the extent such reserves are insufficient and the cost is not addressed by
Section 9, then such cost initially shall be paid by Lessor and then amortized over the estimated useful life of the work, not to exceed 15 years, at Wells Fargo prime rate plus one percent (1%). Lessee's pro-rata share of the amortized costs of such improvement shall be added to CAC on a monthly basis over the Lease Term.

As used in this Lease, CAC shall include but is not limited to: (i) items as specified in Sections 5(b) and 16; (ii) all costs and expenses including but not limited to supplies, materials, equipment and tools used or required in connection with the operation and maintenance of the Premises; (iii) licenses, permits and inspection fees; (iv) all other costs incurred by Lessor in maintaining and operating the Premises; (v) all reasonable reserves for capital replacements and government regulations imposed on the Premises not related to Lessee's use and occupancy of the Premises; and (vi) a professional management fee equal to one percent (1%) of the annual base rent, as compensation for Lessor's accounting, management and processing services. Notwithstanding the foregoing, the following specific items (and only such specific items) shall be excluded from CAC:

      (1) leasing commissions, fees and costs, advertising and promotional expenses and other costs incurred in procuring tenants, or in the negotiations, disputes or claims of other tenants or third parties except as otherwise stated in this Lease;

      (2)  tenant improvement work for any tenant, including Lessee;

      (3)  rental on ground leases or other underlying leases;

      (4) wages, bonuses, and fringe benefits and other compensation of employees above the grade of Building Manager;

      (5) costs of any items to the extent which Lessor actually is reimbursed by insurance;

      (6) increased insurance or real estate taxes assessed specifically to any tenant of the Buildings (other than Lessee) to the extent which Lessor is entitled to reimbursement by any other tenant;

      (7) charges for electricity, water, or other utilities and applicable taxes (not applicable to Lessee) to the extent which Lessor is entitled to reimbursement by any other tenant;

      (8) cost of any HVAC, janitorial or other services provided to tenants (other than Lessee) on an extra cost basis after regular business hours to the extent Lessor is entitled to reimbursement by such other tenant;

      (9) cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facilities, child or daycare, luncheon club or athletic or recreation club unless required by any governmental authority;

      (10) cost of any work or services performed for any facility other than the Premises, unless required by any governmental authority;

      (11) any cost representing an amount paid to a person,  firm,  corporation
           or  other  entity   related  to  Lessor  that  is  not   commercially
           reasonable;

      (12) any cost of painting or decorating any interior parts of the Buildings other than common areas or areas within the Premises;

      (13) costs of relamping all light fixtures in non-public areas of the buildings (other than the Premises) including, without limitation, labor and materials for light tubes, bulbs, starters, ballasts and their equivalents;

      (14) any cost associated with operating an on or off-site management office for the Premises(it is understood by Lessee and Lessor that the 1% management fee paid by Lessee to Lessor covers the cost of such offices);

      (15) Lessor's general overhead not directly attributable to operation and management of the Premises(e.g., the activities of Lessor's officers and executives or professional development expenditures) (it is understood by Lessee and Lessor that the 1% management fee paid by Lessee to Lessor covers such cost);

      (16) costs of any mitigation or impact fees or subsidies (however characterized), imposed or incurred in connection with the initial construction of the Buildings;

      (17) cost of the initial stock of tools and equipment for operation, repair and maintenance of the Premises;

      (18) late fees or charges incurred by Lessor due to late payment of expenses;

      (19) cost of acquiring sculptures, paintings and other art objects; provided that the maintenance, repair, and replacement of such items shall be a CAC expense;

      (20) charitable or political contributions;

      (21) Lessor shall not recover any item of cost more than once.

Lessor shall at all times use its reasonable efforts to operate the Premises in a commercially reasonable manner at costs not disproportionately higher than those experienced by other comparable buildings in the Mountain View/Palo Alto, California area. It is expressly understood by Lessee and Lessor that this Lease is intended to be triple net and that the above-listed exceptions to CAC shall in no manner alter, modify, or diminish the responsibility of Lessee to pay all sums due pursuant to this Lease.

Lessee shall have the right to review the basis and computation analysis used to derive the CAC applicable to this Lease annually. Lessee or its audit representatives shall have the right to inspect and audit Lessor's books and records with respect to this Lease once each lease year to verify actual CAC. The Lessor's books and records shall be kept in accordance with generally accepted accounting principles. If Lessee's audit of the CAC reveals an overcharge of more than five percent (5%), Lessor promptly shall reimburse Lessee for the actual out-of-pocket cost of the audit. Any overcharge or underpayment of CAC shall be due from one party to the other within thirty (30) days after the amount of the overcharge or underpayment has been fixed. The foregoing rights also shall apply with respect to verification of any amounts charged by Lessor to Lessee for utility costs. It is expressly agreed by Lessee and Lessor that the 1% management fee to be paid by Lessee to Lessor is a "fixed fee" and that Lessee shall have no right to audit or contest such fee.

LATE CHARGES:
Lessee hereby acknowledges that a late payment made by Lessee to Lessor of Rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges, which may be imposed on Lessor according to the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Lessee is not received by Lessor or Lessor's designee within ten (10) days after such amount is due, Lessee shall pay to Lessor a late charge equal to five (5%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payments made by Lessee. Acceptance of such late charges by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor shall it prevent Lessor from exercising any of the other rights and remedies granted hereunder. Notwithstanding the above, Lessor agrees to waive one late charge per any twenty-four month period if it is the result of a non-recurring unusual event such as an accounting error.

QUIET ENJOYMENT:
Lessor covenants and agrees with Lessee that upon Lessee paying Rent and performing its covenants and conditions under this Lease, Lessee shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term, subject, however, to the rights reserved by Lessor hereunder. Lessor shall provide Lessee with Non-Disturbance Agreements from any existing and future lienholders of Lessor in a commercially reasonable form. Lessee shall have access twenty four (24) hours per day and seven (7) days per week to Premises and parking facilities.

IT IS FURTHER MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

1.    POSSESSION:
Once this Lease is signed by both Lessee and Lessor, Lessee shall have the right to come onto the Premises and commence the development of the Premises and the construction of the Buildings. All of the terms and conditions of this Lease shall become effective once this Lease is signed by both Lessee and Lessor, except that Lessee's obligation to pay base rent and CAC shall not start until the Commencement Dates. Lessee, by signing this Lease, is accepting the Premises in an "as is" condition, subject to Lessor's on-going remediation of Hazardous Materials as described in Section 32.3, and agrees to meet all City of Mountain View conditions and requirements applicable to the construction and occupancy of the Lessee Improvements, including, but not limited to the Findings Report and Zoning Permit dated April 3, 1998, and is agreeing to be responsible for all governmental permits and fees, design, engineering, testing, inspection, construction, and completion of all Lessee Improvements (as defined in Section
2)., except for the Off-Site Work as specifically listed in Exhibit A.3 and any pre-existing Hazardous Materials as described in Section 2.5 n.

1.1   COMMENCEMENT DATES:
The initial term of this Lease for Buildings 2, 3, 4, and 5 shall commence on March 15, 1999, and the initial term of this Lease for Building 1 shall commence on May 15, 1999, subject to any Uncontrollable Delays as defined in Section 2.5(a) (the "Commencement Date"). The Commencement Date shall be delayed one day for each day of an Uncontrollable Delay.

2.    DEVELOPMENT OF THE PREMISES:

2.1   LESSEE IMPROVEMENTS:
Lessee shall have the sole responsibility for constructing the Building Shells and the Lessee Interior Improvements (as those terms are defined in this Section
2) and shall pay all costs related thereto, less the Lessor Allowance (as defined below). The Building Shells and the Lessee Interior Improvements shall be collectively defined as the "Lessee Improvements."

2.2   BUILDING SHELLS:
"Building Shells" shall be defined as all work shown on Exhibit B, including all of the on-site improvements for the five buildings to be built on the Premises.

2.3   LESSEE INTERIOR IMPROVEMENTS:
The "Lessee Interior Improvements" shall be defined as all items required for occupancy that are not part of the Building Shell or the Off-Site Work

2.4   OFF-SITE WORK:
"Off-Site Work" shall be defined as only the work specifically  shown on Exhibit
A.3 attached hereto. The Off-Site Work shall be the responsibility of and shall be completed at the sole cost of Lessor.

2.5   LESSEE IMPROVEMENT REQUIREMENTS:
Lessee represents that the Lessee Improvements will be in good order and repair, and comply with applicable law and all requirements for occupancy as of the date Lessee takes occupancy and opens for business. Lessee and Lessor agree to the following with respect to the Lessee Improvements:

     a. Subject to Section 2.5(n) below, Lessee shall be responsible at its sole cost and expense for all work necessary to complete the Lessee Improvements, including but not limited to governmental and city fees, permits and approvals, engineering, design, construction, testing, and inspections. Lessor shall have no responsibility or liability for: (i) the Lessee Improvements except for payment of the Lessor Allowance as specified below, (ii) any delay of the Commencement Date or the date Lessee can take occupancy and open for business regardless of the reason, including without limitation delays caused by the City of Mountain View, delays in the design of the Lessee Improvements, construction delays, work stoppages and strikes, or delays caused by the shortage of materials, except Uncontrollable Delays (defined below) (iii) Lessee's obligation to commence paying Rent on the Commencement Date, subject to Uncontrollable Delays,
     (iv) claims asserted by Lessee or Lessee's Agents based on the construction of the Lessee Improvements, and (v) any claims, responsibility, or liability Lessor may assume by signing for building permits for the Lessee Improvements. "Uncontrollable Delay(s)" shall mean any delay caused by events described in Section 2.5 (n).

     b. The Building Shells shall be constructed at Lessee's sole cost by an independent contractor to be employed by and under the supervision of Lessee. The Building Shells shall be constructed in accordance with the site plan, civil engineering drawings, utility plans, landscape plans, elevations, plans and specifications, and working drawings for the five buildings and the on-site work (the "Shell Plans"). The Shell Plans are to be prepared at Lessee's sole cost and approved by Lessor, which approval shall not be unreasonably withheld, conditioned or delayed, and thereafter attached hereto as Exhibit C. Lessor shall review and approve all of Lessee's plans and specifications for the Lessee Interior Improvements to be made to the Premises after completion of all working drawing (the "Lessee Interior Plans") and thereafter shall be attached hereto as Exhibit
     D. In connection with Lessor's approval, Lessor shall designate any special tenant improvements that Lessor may require be removed upon expiration or earlier termination of this Lease. All plans shall be reviewed and approved or disapproved by Lessor within 5 business days of delivery to Lessor.

     c. Lessee shall be responsible for ensuring the Lessee Improvements conform to the approved plans and all applicable statutes, rules, regulations, ordinances, and the City of Mountain View Building Department interpretations necessary for occupancy.

     d. The Lessee Improvements shall be completed in a good and workmanlike manner, in compliance with all government codes, laws, requirements and regulations, and with all necessary permits.

     e. Lessor and its designated representatives, shall at all times during the construction of the Lessee Improvements have access to the Premises to monitor the progress of construction, but Lessor shall have no obligation to verify Lessee's work or compliance with Lessee's obligations herein; provided however, that such access shall not unreasonably interfere with the activities of Lessee or its contractors.

     f. All of Lessor's reimbursements to Lessee for Lessee Improvements shall be paid by Lessor within ten (10) days after receipt of the following from Lessee and subject to the limitations set forth in Section 2.5 (h) below:
     (a) Lessee providing Lessor with evidence of the costs paid by Lessee for the Lessee Improvements, (b) Lessee providing Lessor with copies of conditional lien releases for sums paid or final and unconditional lien releases upon completion, as applicable, from all suppliers, subcontractors, and the general contractor applicable to the Lessee Improvements, and (c) Lessee, on completion, providing Lessor with a copy of all approved final inspections and evidence of unconditional occupancy approval from the City of Mountain View applicable to the Lessee Improvements at the Premises. Lessee may elect to be reimbursed as work progresses, or choose to postpone reimbursement until occupancy and receive said reimbursements plus 0.583% per month simple interest (7% per annum) calculated from the point the progress payment could have been requested and ending upon the Commencement Date.

     g. Lessor shall reimburse Lessee for the cost of the Lessee Improvements to be constructed by Lessee in an amount not to exceed the sum of (i) Twenty Five Dollars ($25.00) per square foot for the Lessee Interior Improvements, plus (ii) Thirty Six Dollars ($36.00) per square foot for the Building Shells, plus an additional Six Dollars ($6.00) per square foot for the Building Shell of Building Number 1 (collectively, the "Lessor Allowance"). For purposes of these calculations, the maximum square footage of the Premises shall not exceed 515,700 square feet. In the event the cost of the Lessee Improvements is more than the Lessor Allowance for whatever reason other than as described in Section 2.5(n), such costs for the Lessee Improvements shall be paid in cash by Lessee. Lessee shall, at its sole cost and expense, pay any and all costs necessary to complete the Lessee Improvements per the approved plans and specifications less the Lessor Allowance.

     h. Lessee acknowledges that Lessor shall cause a notice of non-responsibility to be posted at the Premises and Lessor shall cause a notice of non-responsibility to be recorded in the Santa Clara County public records related to Lessee's Improvements.

     i. Once the plans and specifications are approved by Lessor, Lessee and Lessee's Agents shall not materially change or modify the Lessee Improvements without signed engineering and architectural drawings and specific written approval of Lessor which shall not be unreasonably withheld, conditioned or delayed. Any requests for modifications shall be reviewed and approved or disapproved by Lessor within five (5) business days of delivery to Lessor.

     j. The Lessee Improvements shall at a minimum consist of the following:

        The Building Shells shall at a minimum include the following:

          1. Five separate buildings with a total rentable square footage of not less than 515,700 square feet.
          2. No building shall be larger than 125,000 square feet or smaller than 60,000 square feet.
          3. Clearance for ten feet high ceilings on the first and second floor of each building.
          4. A design that will allow for three tenant entrances and three lobbies per building.
          5.   Buildings shall be no less than one hundred and twenty feet wide.
          6. No material loss of the lineal footage of glass within the office areas as designed by Kobza and Associates and approved by the City of Mountain View.
          7. At least 1 loading area per building, to include raised dock area and loading space for 2 trucks.
          8. Steel second decks and roof systems equal or better than Conglass ND-24A.
          9.   At least 1,748 full-size parking spaces.
          10. An allocation of parking that is generally proportional and relates equally to each of the buildings.
          11.  Access  to  parking  and  loading  at  each  building   shall  be
               convenient.
          12. All docks and loading areas shall be designed to minimize the visual and functional impact to the project.
          13.  Comparable landscaping to that approved by the City.

        The Lessee Interior Improvements shall at a minimum per building, include the following:

          1.   HVAC system with VAV units that services 95% of the building.
          2. Minimum electric requirements of 3,000 amps, 480 volt, 3-phase service with open office distribution.
          3.   Open office lighting and drop ceiling in 95% of the building.
          4. Ceramic tile in restrooms and carpet flooring in approximately 90% of the building.

     k. Lessee and its general contractor shall provide Lessor with evidence of general liability insurance in the amount of not less than Five Million Dollars ($5,000,000) naming Lessor as an additional insured by endorsement prior to Lessee starting any work at the Premises and prior to taking possession of the Premises.

     l. Lessee shall, within 60 (sixty) days after final inspection of the Building Shells and the other Lessee Improvements, respectively, provide Lessor with one complete set of all "as-built" drawings from the architect, civil engineer, plumber, mechanical and electrical contractors as blue line drawings and one set of "as-built" Auto-Cad diskettes from each trade, if available.

     m. In addition to Lessee's indemnity obligations set forth in Section 37 of the Lease, Lessee shall defend, indemnify and hold Lessor harmless from and against any and all obligations, losses, costs, expenses, claims, demands, reasonable attorneys' fees, investigation costs or liabilities to the extent arising out of Lessee or Lessee's Agent's design, contracting, construction, and completion of the Lessee Improvements at the Premises and any act or omission to act of Lessee or Lessee's Agents with respect to the design, contracting, construction, and completion of the Lessee Improvements at the Premises. It is understood that Lessee is and shall be in control and possession of the Premises effective on the date this Lease is signed by Lessee and Lessor and that Lessor shall in no event be responsible or liable for any injury or damage or injury to any person whatsoever, happening on, in, about, or in connection with the Premises, or for any injury or damage to the Premises or any part thereof except as caused by the sole negligence or willful misconduct by Lessor or Lessor's Agents. The provisions of this Lease permitting Lessor to enter and inspect the Premises are for the purpose of enabling Lessor to become informed as to whether Lessee is complying with the terms of this Lease and Lessor shall be under no duty to enter, inspect or to perform any of Lessee's covenants set forth in this Lease.

     n. If during the course of completing the Building Shells, Hazardous Materials, or Archeological Artifacts as defined in the City of Mt. View Findings Report/Zoning Permit condition #19, are found on the Premises in quantities that require special handling or removal, then Lessee shall immediately notify Lessor of the same. Lessor shall thereafter have complete control of and shall conduct all communications with governmental agencies, provided that if Lessee is named as a potentially responsible party for any clean-up, remediation or other related liability then Lessee shall have the right to appear in and participate in any proceedings with respect thereto. Except for Hazardous Materials that are the responsibility of Lessee pursuant to Section 32.4, Lessor shall promptly upon receiving such notice take all required actions including notifying responsible governmental agencies and performing any removal or treatment of the Hazardous Materials or Archaeological Artifacts, if required by the responsible governmental agencies. Lessee shall continue all work on the Lessee Improvements that are not impacted directly by the Hazardous Materials or Archaeological Artifacts and generally use its best efforts to prevent any delays in the completion of the Lessee Improvements. Additionally, Lessor agrees to complete all Off-Site Work, as defined in Exhibit A.3, necessary for Lessee to obtain occupancy approvals from the City of Mt. View. If, however, the removal or treatment of the Hazardous Materials or Archaeological Artifacts by Lessor causes a delay in Lessee's completion of the Lessee's Improvements so that the same shall not be completed on or prior to the Commencement Date, or Lessee is unable to obtain occupancy approvals from the City of Mt. View solely because Lessor's Off-Site Work is incomplete, then the rent shall be abated with respect to that specific portion of the Premises that is affected by one day for each such day of delay. In such event, Lessee and Lessor shall within three (3) business days of the determination of a delay due to Hazardous Materials or Archaeological Artifacts meet and determine the area affected and the amount of rent abatement per day of delay, if any, that shall be given to Lessee. If Lessee and Lessor cannot agree within ten (10) days of first meeting on the amount of rent abatement, both parties agree to submit the matter to binding arbitration within twenty (20) days of first meeting. Such arbitration shall be conducted by JAMS with a retired judge and shall take place either in San Jose or San Francisco, California. The arbitration shall be "baseball" arbitration with the arbitrator instructed to either select the amount set forth by Lessee or the amount set forth by Lessor, but without any authority to average or otherwise compromise the parties' claims.

2.6   ACCEPTANCE OF PREMISES AND COVENANTS TO SURRENDER:
Lessee represents that the Lessee Improvements will be in good order and repair, and comply with applicable law and all requirements for occupancy as of the date Lessee takes occupancy of the Premises and opens for business. Lessee agrees on the last day of the Lease Term, or on the sooner termination of this Lease, to surrender the Premises to Lessor in Good Condition and Repair. Good Condition and Repair ("Good Condition and Repair") shall not mean original condition, but shall mean that the Premises are in a commercially acceptable condition suitable for occupancy by a reasonable lessee. All of the following are to be in Good Condition and Repair; (i) the interior walls and floors of all office and other interior areas, (ii) any carpeting is to be cleaned, (iii) all glazing, windows, doors, and closures, plate glass, and (iv) all electrical systems including light fixtures and ballasts, plumbing and HVAC including temperature control systems. Lessor, during the first twelve years of the Lease Term, at its sole discretion may, by written request, require Lessee to remove and restore all or any part of the private offices at the Premises in excess of 100 private offices per building to standard open office space. If Lessor shall so request, then Lessee shall restore said Premises or such part or parts thereof before the end of the Lease Term or earlier termination of this Lease at Lessee's sole cost and expense. Lessor's right to require such restoration or restoration of special tenant improvements pursuant to Section 4 and any request for such restoration shall expire and become null and void upon Lessee's written notice exercising its right to extend this Lease for a second extended term pursuant to Section
34. Lessee, on or before the end of the Lease Term or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all such property not so removed shall be deemed to be abandoned by Lessee. Lessee shall reimburse Lessor for all disposition costs incurred by Lessor relative to Lessee's abandoned property. If the Premises are not surrendered at the end of the Lease Term or earlier termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from any delay caused by Lessee in surrendering the Premises including, without limitation, any claims made by any succeeding Lessee founded on such delay. Lessee, on or before the end of the Lease Term or sooner termination of this Lease, shall execute, acknowledge and deliver to Lessor a quitclaim deed terminating any rights Lessee has in the Property as a result of any recorded Memorandum of Lease or otherwise. In the event Lessee does not exercise its option to extend the Lease as to all five (5) buildings or if Lessee and Lessor agree to amend the provisions of this Lease relating to options to extend, or rights of first refusal to lease or buy any portions of the Property, then the parties shall concurrently amend any Memorandum of Lease to reflect the same.

3.    USES PROHIBITED:
Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the buildings in which the subject Premises are located or allow any sale by auction upon the Premises, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which may endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the Premises, or place any harmful liquids in the drainage system of the Premises. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the building structures, unless approved by the local, state federal or other applicable governing authority if and as required by applicable law. Lessor consents to Lessee's use of materials which are incidental to the normal, day-to-day operations of any office user, such as copier fluids, cleaning materials, etc., but this does not relieve Lessee of any of its obligations not to contaminate the Premises or to violate any Hazardous Materials Laws.

4.    ALTERATIONS AND ADDITIONS:
Lessee shall not make, or suffer to be made, any alteration or addition to said Premises, or any part thereof, without the express, advance written consent of Lessor, which consent shall not be unreasonably withheld or delayed subject to the following terms. Any addition or alteration to said Premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Lessor at the end of the Lease Term or earlier termination of this Lease. Alterations and additions which are not deemed to be trade fixtures shall include HVAC systems, lighting systems, electrical systems, partitioning, carpeting, or any other installation which has become an integral part of the Premises. Lessee agrees that it will not proceed to make such alterations or additions until all required government permits have been obtained and after having obtained consent from Lessor to do so, until five (5) days from the receipt of such consent, so that Lessor may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Lessee's improvements. Lessee shall at all times permit such notices to be posted and to remain posted until the completion of work. At the end of the Lease Term or earlier termination of this Lease, Lessee shall remove and shall be required to remove its special tenant improvements and all related equipment installed by Lessee after completion of the initial construction and fit-out of the Buildings during the Lease Term and Lessee shall return the Premises to the condition that existed before the installation of the special tenant improvements, except as provided in Section 2.6. Lessor agrees to allow any reasonable alterations and improvements and will use its best efforts to notify Lessee at the time of approval if such improvements or alterations are to be removed at the end of the Lease Term or earlier termination of this Lease. Notwithstanding the above, Lessee may make non-structural alterations of less than $50,000 per instance without the approval of Lessor, but Lessor may require removal as stated herein. Lessee must obtain advance approval from Lessor to remove any alteration or improvements from the Premises that are not deemed trade fixtures or furniture. Lessee shall be entitled to install, at its own cost, satellite and/or microwave dishes and antenna for reception and transmission of electromagnetic signals on the Buildings, subject to Lessor's approval of the location and method of installation, which shall not be unreasonably withheld or delayed and subject to obtaining the necessary permits and approvals from governmental agencies. Such items shall be removed by Lessee and the Premises restored by Lessee at its sole cost in accordance with Sections 2.6 and 4 of this Lease. No additional rent shall be due from Lessee for use of roof space.

5.    MAINTENANCE OF PREMISES:

a. EXCEPT AS PROVIDED IN SECTION 5.B. BELOW, Lessee shall at its sole cost and expense keep and maintain each and every portion of the Premises, including, but not limited to: (i) all lighting systems, temperature control systems, plumbing and electrical systems, fixtures, interior walls, ceilings, windows, doors, plate glass, skylights and all window washing, exterior and interior, in Good Condition and Repair, including any required replacements, (ii) all wall surfaces and floor coverings in Good Condition and Repair, free of holes, gouges, or defacements, (iii) the HVAC by a service contract with a licensed air conditioning and heating contractor which contract shall provide for reasonable and customary maintenance of all air conditioning and heating equipment at the Premises including HVAC repairs or replacements which are either excluded from such service contract or any existing equipment warranties, and (iv) the roof structure, and foundation. Lessee agrees, at its sole cost, to promptly repair or replace any defective item required to be maintained by Lessee pursuant to this Section.

b. Lessor shall, at Lessee's expense, keep, repair, and maintain in Good Condition and Repair including replacements (based on a pro-rata share of (i) costs based on square footage or (ii) costs directly related to Lessee's use of the Premises ) the following, which shall be included in the monthly CAC:

      1. The exterior of each of the buildings, any appurtenances and every part thereof, including but not limited to, sidewalks, parking areas, roof, and painting of exterior walls. The parking lot to receive a finish coat every five to seven years exterior walls to be painted as required, but no more than once every five (5) years.

      2. The landscaping under landscape contract which provides for the watering, maintaining, trimming and replacing, when necessary, of any part of the sprinkler system, shrubbery and landscaping on the Premises.

      3. The roof membrane by a service contract with a licensed reputable roofing contractor which contract shall provide for a minimum of semi-annual maintenance, cleaning storm gutters, drains and removing debris and trimming overhanging trees, repair of the roof, and application of a finish coat every five years at each of the Buildings, if appropriate for the particular roof system installed.

      4. The elevators by a service contract with a licensed elevator service company, which contract will provide for a minimum of quarterly maintenance of the elevator and related equipment at each of the Buildings, including repair and replacements of parts and equipment.

      5. The fire alarm system and related monitoring of the Buildings.

Lessee shall have reasonable approval rights on all maintenance contracts provided for herein.

Immediately prior to the end of the Lease Term, Lessee shall provide Lessor with a Termite Report indicating that the Premises occupied by Lessee is free of any active termite infestation and any related damages, if any, have been repaired by Lessee at Lessee's sole cost and expense.

Lessee hereby waives any and all rights to make repairs at the expense of Lessor as provided in Section 1942 of the Civil Code of the State of California, and all rights provided for by Section 1941 of said Civil Code.

6.    INSURANCE:

     A. HAZARD INSURANCE: Lessee shall not use, or permit said Premises or any part thereof, to be used, for any purpose other than that for which the Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, nor acts done, which may cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by an all risk insurance policy. Lessee shall, at its sole cost and expense, comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable all risk insurance, including earthquake and flood (subject to availability), covering said Buildings and appurtenances. Lessee agrees to purchase and keep in force all risk insurance, including earthquake and flood, covering loss or damage to the Premises in an amount equal to the full replacement cost of the Premises, with all claims to be adjusted with Lessee and all proceeds payable to an insurance trustee acceptable to both parties for disbursement to Lessee for costs incurred in repairing and reconstructing the Premises, which disbursements shall be made according to draw procedures comparable to those described in Section 2.5.f.. Lessee's obligation to maintain such earthquake insurance shall be capped so that Lessee will not be required to pay an annual premium for such earthquake insurance in excess of Two Hundred Fifty Thousand Dollars ($250,000), which cap amount shall escalate at four percent (4%) on April 1st of each year commencing on April 1, 2000, during the Lease Term over the prior year's cap amount. At the written request of Lessee, Lessor shall obtain such all risk insurance, in which event the premiums for such all risk insurance shall be included in the monthly CAC. Lessee acknowledges that the insurance referenced above does not include coverage for Lessee's personal property. In the event of a loss per the insurance provision of this paragraph, Lessee shall be responsible for all deductibles.

     B. LOSS OF RENTS INSURANCE: Lessee shall maintain in full force and effect at Lessee's sole cost, a policy of all-risk rental loss insurance (including earthquake and flood, (subject to availability), in an amount equal to the amount of Rent payable by Lessee commencing on the date of loss for the next ensuing one (1) year, as reasonably determined by Lessor with proceeds payable to Lessor ("Loss of Rents Insurance"). It is agreed that as of the Commencement Date the amount of Rent payable under the Loss of Rents Insurance coverage shall be a minimum of Twenty Million Dollars ($20,000,000).

     C. LIABILITY AND PROPERTY DAMAGE INSURANCE: Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor and Lessor's Agents for damages to goods, wares and merchandise, and all other personal property in, upon, or about the Premises, and for injuries to persons in, upon, or about the Premises,from any cause arising at any time, except the sole negligence or willful misconduct by Lessor or Lessor's Agents. Lessee will hold Lessor and Lessor's Agents exempt and harmless from any damage or injury to any person, or to the goods, wares, and merchandise and all other personal property of any person, arising from the use or occupancy of the Premises by Lessee,except as caused by the sole negligence or willful misconduct of Lessor or Lessor's Agents, or from the failure of Lessee to keep the Premises in Good Condition and Repair, as herein provided. Lessee shall,at Lessees sole cost secure and keep in force a standard policy of commercial general liability insurance and property damage policy covering the Premises and all related areas insuring the Lessee having a combined single limit for both bodily injury, death and property damage in an amount not less than Ten Million Dollars ($10,000,000.00) with an endorsement for aggregate limits of insurance per location in such amount. The policy shall contain broad form contractual liability coverage applicable to Lessee's obligations under the indemnity provision contained in Sections 32.4 and 37 of this Lease. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. Lessee shall, at its sole cost and expense, comply with all of the insurance requirements of all local, municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to Lessee's use and occupancy of the said Premises.

     D. PERSONAL PROPERTY INSURANCE: Lessee shall obtain, at Lessee's sole cost and expense, a policy of fire and extended coverage insurance including coverage for direct physical loss special form, and a sprinkler leakage endorsement insuring the personal property of Lessee. The proceeds from any personal property damage policy shall be payable to Lessee.

All insurance policies required above shall: (i) provide for a certificate of insurance evidencing the insurance required herein, being deposited with Lessor ten (10) days prior to the Commencement Date, and upon each renewal, such certificates shall be provided thirty (30) days prior to the expiration date of such coverage, (ii) be in a form reasonably satisfactory to Lessor and shall provide the coverage required by Lessee in this Lease, (iii) be with Lessee's liability insurer so long as Lessee is Microsoft Corporation; otherwise such insurance shall be carried with companies with a Best Rating of A+ minimum, (iv) specifically provide that such policies shall not be subject to cancellation, reduction of coverage, or other change except after 30 days prior written notice to Lessor, (v) with respect to the insurance required by 6a., 6b. and 6.c, name Lessor, Lessor's lender, and any other party with an insurable interest in the Premises that is identified by Lessor in writing to Lessee as additional insureds by endorsement to policy to the extent of Lessee's obligations under this Lease, and (vi) contain a severability of interests provision, a provision that the insurance provided to Lessor as additional insured shall be primary to and not contributory with insurance maintained by Lessor, and a provision that an act or omission of one of the insureds or additional insureds that would void or otherwise reduce coverage shall not reduce or void the coverage as to the other named and additional insureds. At Lessee's option, Lessee may undertake to maintain commercially reasonable deductibles under the property insurance policy and may elect to self-insure some or all of the property located at the Premises provided all obligations required under Section 6 are met and Lessee's liability on self insurance does not exceed the greater of fifty million dollars ($50,000,000) or 1/10 of Lessee's net equity.

Lessor shall purchase and keep in force during the term of this Lease a Commercial General Liability Policy with limits of not less than Ten Million and 00/100 Dollars ($10,000,000.00) each occurrence covering bodily injury to persons, including death, and damage to property. The premiums of such insurance shall be included in CAC. Such insurance shall be with responsible insurers with a financial rating comparable to or better than that of Lessee's liability insurer, and shall provide coverage for Lessor's premises and operations, independent contractors, and contractual liability assumed in this Lease. Lessor shall cause its Commercial General Liability insurer to name Lessee as an additional insured under such insurance by endorsement to policy to the extent of Lessor's insurable contractual liability assumed in this Lease. The insurance policy shall contain a severability of interests provision, a provision that the insurance provided to Lessee as additional insured shall be primary to and not contributory with insurance maintained by Lessee, and a provision that an act or omission of one of the insureds or additional insureds that would void or otherwise reduce coverage shall not reduce or void the coverage as to the other named and additional insureds. A certificate of insurance evidencing that the foregoing insurance is in effect shall be delivered to Lessee prior to Lessee's occupancy of the Premises, and shall be kept current throughout the Lease Term. Such certificate shall reflect the status of Lessee as additional insured, and shall provide for fifteen (15) days advance notice to Lessee in the event of cancellation.

The parties shall provide that their respective insurance policies insuring the Premises or the personal property include a waiver of any right of subrogation which said insurance company may have against Lessor or Lessee, as the case may be. Lessor and Lessee release and relieve the other and waive their entire right of recovery for loss or damage to property located within or constituting a part or all of the Buildings or the Property to the extent that the loss or damage is covered by (i) the injured party's property insurance, or (ii) the property insurance the injured party is required to carry under this Lease, whichever is greater.

7.    ABANDONMENT:
Lessee shall not abandon the Premises for more than thirty (30) days at any time during the Lease Term; and if Lessee shall abandon, or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor. Notwithstanding the above, the Premises shall not be considered abandoned if Lessee maintains the Premises in Good Condition and Repair, provides security and is not in default.

8.    FREE FROM LIENS:
Lessee shall keep the subject Premises free from any and all liens including but not limited to liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. However, the Lessor shall allow Lessee to contest a lien claim, so long as the claim is discharged prior to any foreclosure proceeding being initiated against the property and provided Lessee provides Lessor a bond if the lien exceeds Twenty Five Thousand Dollars ($25,000).

9.    COMPLIANCE WITH GOVERNMENTAL REGULATIONS:
Lessee shall, at its sole cost and expense, comply with all of the requirements of all local, municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use of the Premises all local and municipal ordinances and state and federal statutes now in force or which may hereafter be in force. Notwithstanding the above, Lessee shall not be required to make a cash payment for the construction of any single improvement required under this Section in excess of Fifty Thousand Dollars ($50,000) per Building, unless such improvement
(i) is required to comply with Lessee's particular use of the Premises, (ii) is required as a result of Lessee or Lessee's Agents application for modifications to the Premises or (iii) is required as a result of actual modifications to the Premises made by Lessee or Lessee's Agents. All improvement costs incurred by Lessor exceeding Fifty Thousand Dollars ($50,000), and not occurring as a result of (i), (ii), and (iii) shall be initially paid by Lessor and then amortized over the estimated useful life of the improvement, not to exceed 15 years at Wells Fargo prime rate plus one percent (1%). Lessee's pro-rata share of the amortized costs of such improvement shall be added to CAC on a monthly basis over the Lease Term.

10.   INTENTIONALLY OMITTED:

11.   ADVERTISEMENTS AND SIGNS:
Lessee shall have the exclusive right, provided Lessee is leasing four (4) or more entire buildings on the Premises, to erect monument signage, eyebrow signage and top of building(s) signage on the Premises subject only to municipality review and approval, as may be required by law. Notwithstanding the above, any future tenant shall have the right to share signage at the corner of Macon and L'Avenida and at Macon entries. Any sign so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same at the end of the Lease Term or earlier termination of this Lease and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee, then Lessor may have the same removed at Lessee's expense. If Lessee is leasing less than four (4) buildings, then so long as Lessee is leasing at least one (1) building Lessee shall have the right to maintain the signage that it had previously installed on the leased building(s) during the Lease Term; provided that such right shall not be exclusive and other tenants shall be entitled to install their signage alongside Lessee's on a pro rata space basis of all street or project monument signs.

12.   UTILITIES:
Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Any charges for sewer usage, PG&E, and telephone site service or related fees shall be the obligation of Lessee and paid for by Lessee. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion of all charges which are jointly metered, the determination to be made by Lessor acting reasonably and on any equitable basis. Lessee and Lessor agree that Lessor shall not be liable to Lessee for any disruption in any of the utility services to the Premises.

13.   ATTORNEYS' FEES:
In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, because of the breach of any other covenant herein, or to enforce, protect, or establish any term, conditions, or covenant of this Lease or the right of either party hereunder, the losing party shall pay to the Prevailing Party reasonable attorneys' fees which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment. The term "Prevailing Party" shall mean the party that received substantial relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

14.   LESSEE DEFAULT:

14.1  DEFAULT:
The occurrence of any of the following shall constitute a default and breach of this Lease by Lessee: a) any failure by Lessee to pay Rent or to make any other payment required to be made by Lessee hereunder when due if not cured within ten
(10) days after written notice thereof from Lessor to Lessee; b) the abandonment or vacation of the Premises by Lessee except as provided in Section 7; c) a failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of such default is such that the same cannot be reasonably cured within such thirty (30) day period, Lessee shall not be deemed to be in default if Lessee shall, within such period, commence such cure and thereafter diligently prosecute the same to completion; d) the making by Lessee of any general assignment for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy; and e) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets or Lessee's interest in this Lease, or the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease.

14.2  SURRENDER OF LEASE:
In the event of any such default by Lessee, then in addition to any other remedies available to Lessor at law or in equity, Lessor shall have the immediate option to terminate this Lease before the end of the Lease Term and all rights of Lessee hereunder, by giving written notice of such intention to terminate. In the event that Lessor terminates this Lease due to a default of Lessee, then Lessor may recover from Lessee: a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus
b) the worth at the time of award of unpaid Rent which would have been earned after termination until the time of award exceeding the amount of such rental loss that the Lessee proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; plus d) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and e) at Lessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. As used in (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of Wells Fargo's prime rate plus two percent (2%) per annum (the "Interest Rate"). As used in (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

14.3  RIGHT OF ENTRY AND REMOVAL:
In the event of any such default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises ; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

14.4  ABANDONMENT:
In the event of abandonment, except as provided in Section 7, of the Premises by Lessee or in the event that Lessor shall elect to re-enter as provided in paragraph 14.3 above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, and Lessor does not elect to terminate this Lease as provided in Section 14.2 above, then Lessor may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental rates and upon such other terms and conditions as Lessor, in its sole discretion, may deem advisable with the right to make alterations and repairs to the Premises. In the event that Lessor elects to relet the Premises, then Rent received by Lessor from such reletting shall be applied; first, to the payment of any indebtedness other than Rent due hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any reasonable and necessary alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied to the payment of future Rent as the same may become due and payable hereunder. Should that portion of such Rent received from such reletting during any month, which is applied by the payment of Rent hereunder according to the application procedure outlined above, be less than the Rent payable during that month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor immediately upon demand therefor by Lessor. Such deficiency shall be calculated and paid monthly. Lessee shall also pay to Lessor, as soon as ascertained, any costs and expenses incurred by Lessor in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

14.5  NO IMPLIED TERMINATION:
No re-entry or taking  possession of the Premises by Lessor  pursuant to Section
14.3 or Section 14.4 of this Lease shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Lessee or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Lessor because of any default by Lessee, Lessor may at any time after such reletting elect to terminate this Lease for any such default.

15.   MERGER:
The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or sub tenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or sub tenancies.

16.   TAXES:
Lessee shall pay and discharge punctually and when the same shall become due and payable without penalty, its share of all real estate taxes, personal property taxes, taxes based on vehicles utilizing parking areas on the Premises, taxes computed or based on rental income (other than federal, state and municipal net income taxes), environmental surcharges, privilege taxes, excise taxes, business and occupation taxes, school fees or surcharges, gross receipts taxes, sales and/or use taxes, employee taxes, occupational license taxes, water and sewer taxes, assessments (including, but not limited to, assessments for public improvements or benefit), assessments for local improvement and maintenance districts, and all other governmental impositions and charges of every kind and nature whatsoever, regardless of whether now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing (all of the foregoing being hereinafter collectively called "Tax" or "Taxes") which, at any time during the Lease Term, shall be applicable or against the Premises, or shall become due and payable and a lien or charge upon the Premises under or by virtue of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental authority whatsoever. The term "Environmental Surcharge" shall include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder, or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy in regard to the use, operation or occupancy of the Premises. The term "Tax" shall include, without limitation, all taxes, assessments, levies, fees, impositions or charges levied, imposed, assessed, measured, or based in any manner whatsoever (i) in whole or in part on the Rent payable by Lessee under this Lease, (ii) upon or with respect to the use, possession, occupancy, leasing, operation or management of the Premises, (iii) upon this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Premises, (iv) upon Lessee's business operations conducted at the Premises, (v) upon, measured by or reasonably attributable to the cost or value of Lessee's equipment, furniture, fixtures and other personal property located on the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Lessee, regardless of whether title to such improvements shall be in Lessor or Lessee, or (vi) in lieu of or equivalent to any Tax set forth in this Section
16. In the event any such Taxes are payable by Lessor and it shall not be lawful for Lessee to reimburse Lessor for such Taxes, then the Rent payable thereunder shall be increased to net Lessor the same net rent after imposition of any such Tax upon Lessor as would have been payable to Lessor prior to the imposition of any such Tax. It is the intention of the parties that Lessor shall be free from all such Taxes and all other governmental impositions and charges of every kind and nature whatsoever. However, nothing contained in this Section 16 shall require Lessee to pay any Federal, State, County or City income, franchise, estate, inheritance, succession, transfer or excess profits tax imposed upon Lessor. If any general or special assessment is levied and assessed against the Premises, Lessor agrees to use its best reasonable efforts to cause the assessment to become a lien on the Premises securing repayment of a bond sold to finance the improvements to which the assessment relates which is payable in installments of principal and interest over the maximum term allowed by law. It is understood and agreed that Lessee's obligation under this paragraph will be prorated to reflect the Commencement Date and the end of the Lease Term. It is further understood that if Taxes cover the Premises and Lessee does not occupy all five buildings on the Premises, the Taxes will be allocated to the Premises leased by Lessee based on a pro-rata square footage or other equitable basis. Taxes billed by Lessor to Lessee shall be included in the monthly CAC.

Subject to any limitations or restrictions imposed by any deeds of trust or mortgages now or hereafter covering or affecting the Premises, Lessee shall have the right to contest or review the amount or validity of any Tax by appropriate legal proceedings but which is not to be deemed or construed in any way as relieving, modifying or extending Lessee's covenant to pay such Tax at the time and in the manner as provided in this Section 16. However, as a condition of Lessee's right to contest, if such contested Tax is not paid before such contest and if the legal proceedings shall not operate to prevent or stay the collection of the Tax so contested, Lessee shall, before instituting any such proceeding, protect the Premises and the interest of Lessor and of the beneficiary of a deed of trust or the mortgagee of a mortgage affecting the Premises against any lien upon the Premises by a surety bond, issued by an insurance company acceptable to Lessor and in an amount equal to one and one-half (1-1/2) times the amount contested or, at Lessor's option, the amount of the contested Tax and the interest and penalties in connection therewith. Any contest as to the validity or amount of any Tax, whether before or after payment, shall be made by Lessee in Lessee's own name, or if required by law, in the name of Lessor or both Lessor and Lessee. Lessee shall defend, indemnify and hold harmless Lessor from and against any and all costs or expenses, including reasonable attorneys' fees, in connection with any such proceedings brought by Lessee, whether in its own name or not. Lessee shall be entitled to retain any refund of any such contested Tax and penalties or interest thereon which have been paid by Lessee. Nothing contained herein shall be construed as affecting or limiting Lessor's right to contest any Tax at Lessor's expense.

17.   NOTICES:
Unless otherwise provided for in this Lease, any and all written notices or other communication (the "Communication") to be given in connection with this Lease shall be given in writing and shall be given by personal delivery, facsimile transmission or by mailing by registered or certified mail with postage thereon or recognized overnight courier, fully prepaid, in a sealed envelope addressed to the intended recipient as follows:

a.   to the Lessor at: 10050 Bandley Drive
                       Cupertino, California 95014
                       Attention:  Carl E. Berg

b.   to the Lessee at: One Microsoft Way         cc: Microsoft Corporation
                       Redmond, WA 98052-6399        One Microsoft Way
                       Attention:  Nick MacPhee,     Redmond, WA 98052-6399
                       General Manager,              Attn: Robert A. Eshelman
                       Real Estate & Facilities      Legal and Corporate Affairs

or such other addresses or individual as may be designated by a Communication given by a party to the other parties as aforesaid. Any Communication given by personal delivery shall be conclusively deemed to have been given and received on a date it is so delivered at such address provided that such date is a business day, otherwise on the first business day following its receipt, and if given by registered or certified mail, on the day on which delivery is made or refused or if given by recognized overnight courier, on the first business day following deposit with such overnight courier.

18.   ENTRY BY LESSOR:
Lessee shall permit Lessor and its agents, after receipt of at least twenty four
(24) hours prior notice from Lessor except in an emergency, to enter into and upon said Premises at all reasonable times using the minimum amount of interference and inconvenience to Lessee and Lessee's business, subject to any security regulations of Lessee, for the purpose of inspecting the same or for the purpose of maintaining the building in which said Premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, without any rebate of Rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises; and shall permit Lessor and his agents, at any time within ninety
(90) days prior to the end of the Lease Term, after receipt of at least twenty four (24) hours prior written notice from Lessor, to Exhibit the Premises to prospective tenants at reasonable hours and to place upon said Premises any usual or ordinary "For Sale" or "For Lease" signs.

19.   DESTRUCTION OF PREMISES:
If at any time during the Lease Term there is damage to the Premises, Lessee shall, at Lessee's expense, repair such damage to the Premises including all tenant improvements as soon as reasonably possible and this Lease shall continue in full force and effect. The Rent payable hereunder for the period from the date of such damage and during the period in which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, to the extent that proceeds of such Loss of Rents Insurance Coverage is actually received by Lessor. Except for abatement of Rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration. Notwithstanding the above, during the last twelve (12) months of the Lease Term unless Lessee exercises or has exercised its option to renew the Lease, if more than 33% of the Premises are damaged, Lessor or Lessee may cancel the Lease with written notice to the other party within ten (10) days of the date of damage. If either Lessor or Lessee cancels the Lease, Lessee shall pay to Lessor the full replacement cost of the repair or restoration of the damaged Premises, and provided that Lessee makes such payment to Lessor, then Lessee shall receive all insurance proceeds attributable to such damage to the Premises.

20.   ASSIGNMENT AND SUBLETTING:
Except as otherwise provided below, Lessee shall not assign this Lease, or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or cause any other person or entity (a bona fide subsidiary or affiliate of Lessee excepted, where an affiliate is any company that controls, is controlled by, or under common control with
Lessee) to occupy or use the Premises, or any portion thereof, without the advance written consent of Lessor which shall not be unreasonably withheld, conditioned or delayed. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Lessor, terminate this Lease. This Lease shall not, nor shall any interest therein, be assignable, as to the interest of Lessee, by operation of law, without the written consent of Lessor. Notwithstanding Lessor's obligation to provide reasonable or conditional approval, Lessor reserves the right to withhold its consent for any proposed sublessee or assignee of Lessee if the proposed sublessee or assignee is a user or generator of Hazardous Materials. If Lessee desires to assign its rights under this Lease or to sublet, all or a portion of the subject Premises to a party other than a successor-in-interest, or a bona fide subsidiary or affiliate of Lessee (where an affiliate is any corporation a majority of whose voting stock is owned by Lessee) (each a "Permitted Entity"), Lessee shall first notify Lessor of the proposed terms and conditions of such assignment or subletting. Notwithstanding the foregoing, Lessee may assign this Lease without the consent of Lessor to a successor in interest, whether by merger, reorganization or acquisition, provided the resulting entity is not a user or generator of Hazardous Materials and has the financial capability to meet Lessee's obligations under this Lease. Notwithstanding the above, Lessor waives any consent or profit participation in any subletting or assignment during the initial Lease Term. Thereafter, any subletting or assignment by Lessee that requires Lessor's consent shall also require Lessee and Lessor to divide equally any excess consideration received after Lessee deducts its actual costs paid to third parties related to such assigning and subletting. Notwithstanding the foregoing, Lessee may convey, in connection with an assignment or subletting, but pursuant to a separate legally binding agreement, Lessee's assets, business and trade fixtures, inventory, equipment or furniture or other Lessee's property to the extent paid for by Lessee, and Lessee shall be entitled to retain any and all consideration received in connection with such conveyance; provided that such compensation is reasonable and determined in good faith and is not used as a means of diminishing the rent that would otherwise by paid to Lessor. Whether or not Lessor's consent to a sublease or assignment is required, in the event of any sublease or assignment, Lessee shall be and shall remain primarily liable for the performance of all conditions, covenants, and obligations of Lessee hereunder and, in the event of a default by an assignee or sublessee, Lessor may proceed directly against the original Lessee hereunder and/or any other predecessor of such assignee or sublessee without the necessity of exhausting remedies against said assignee or sublessee.

21.   CONDEMNATION:
If any part of a building or buildings, including parking, shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and at least sixty percent (60%) thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the date title vests in the condemnor or purchaser, and the Rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the Lease Term only that portion of Rent as the value of the part remaining. The rental adjustment resulting will be computed at the same Rental rate for the remaining part not taken. If all of the Premises, or such part of a building or buildings be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease for that building or buildings shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall be payable to the Lessor. Lessee may file a separate claim and be entitled to any award granted to Lessee for prepaid, unaccrued Rent, the value of Lessee's personal property, moving expenses, trade fixtures and equipment.

22.   EFFECTS OF CONVEYANCE:
The term "Lessor" as used in this Lease, means only the owner for the time being of the land and building constituting the Premises , so that, in the event of any sale of said land or building, or in the event of a Lease of said building, Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder, except liability incurred by Lessor under this Lease prior to transfer of ownership, and it shall be deemed and construed, without further agreement between the parties and the purchaser of any such sale, or the Lessor of the building, that the purchaser or lessor of the building has assumed and agreed to carry out any and all future covenants and obligations of the Lessor hereunder. If any security is given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and deliver the security, as such, to the purchaser at any such sale of the building, and thereupon the Lessor shall be discharged from any further liability.

23.   SUBORDINATION:
This Lease, in the event Lessor notifies Lessee in writing, shall be subordinate to any ground lease, deed of trust, or other hypothecation for security now or hereafter placed upon the Premises and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Lessee agrees to promptly execute any commercially reasonable documents which may be required to effectuate such subordination. Notwithstanding such subordination, if Lessee is not in default and so long as Lessee shall pay the Rent and observe and perform all of the provisions and covenants required under this Lease, Lessee's right to quiet possession of the Premises shall not be disturbed or affected by any subordination.

24.   WAIVER:
The waiver by Lessor of any breach of any term, covenant or condition, herein contained shall not be construed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of Rent hereunder by Lessor shall not be deemed to be a waiver of Lessee's breach of any term, covenant, or condition of the Lease.

25.   HOLDING OVER:
Any holding over after the end of the Lease Term requires Lessor's written approval prior to the end of the Lease Term, which, notwithstanding any other provisions of this Lease, Lessor may withhold in Lessor's sole discretion. Notwithstanding the foregoing, Lessor shall be obligated to consent to a holdover by Lessee for a period not to exceed three (3) months from and after the end of the Lease Term; provided that Lessee has given written notice to Lessor of such holdover at least nine (9) months prior to the end of the Lease Term. This notice shall be specific as to the precise period of such holdover with a certain move out date. Except for the foregoing, any other holdover shall be construed to be a tenancy at sufferance from month to month. Lessee shall pay to Lessor monthly base rent equal to one and one-half (1.5) times the monthly base rent installment due in the last month of the Lease Term and all other additional rent and all other terms and conditions of the Lease shall apply, so far as applicable. Holding over by Lessee without written approval of Lessor shall subject Lessee to the liabilities and obligations provided for in this Lease and by law, including, but not limited to those in Section 2.2 of this Lease. Lessee shall indemnify and hold Lessor harmless against any loss or liability resulting from any delay caused by Lessee in surrendering the Premises, including without limitation, any claims made or penalties incurred by any succeeding lessee or by Lessor. No holding over shall be deemed or construed to exercise any option to extend or renew this Lease in lieu of full and timely exercise of any such option as required hereunder.

26.   LESSOR'S LIABILITY:
If Lessee should recover a money judgment against Lessor arising in connection with this Lease, the judgment shall be satisfied only out of the Lessor's interest in the Property, Premises, and Buildings, and neither Lessor or any of its partners shall be liable personally for any deficiency.

27.   ESTOPPEL CERTIFICATES:
Lessee shall at any time during the Lease Term, upon not less than ten (10) business days prior written notice from Lessor, execute and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the dates to which the Rent and other charges have been paid in advance, if any, and acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Lessee's failure to deliver such a statement within such time shall be conclusive upon the Lessee that (a) this Lease is in full force and effect, without modification except as may be represented by Lessor; (b) there are no uncured defaults in Lessor's performance.

28.   TIME:
Time is of the essence of the Lease.

29.   CAPTIONS:
The headings on titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

30.   PARTY NAMES:
Landlord and Tenant may be used in various places in this Lease as a substitute for Lessor and Lessee respectively.

31.   HABITUAL DEFAULT:
Notwithstanding anything to the contrary contained in Section 14 herein, Lessor and Lessee agree that if Lessee shall have defaulted in the payment of Rent for two (2) or more times during a calendar year, then such conduct shall, at the option of the Lessor, represent a separate event of default which cannot be cured by Lessee. Lessee acknowledges that the purpose of this provision is to prevent repetitive defaults by the Lessee under the Lease, which constitute a hardship to the Lessor and deprive the Lessor of the timely performance by the Lessee hereunder.

32.   HAZARDOUS MATERIALS:

32.1 DEFINITIONS:
     As used in this Lease, the following terms shall have the following meaning:

     a. The term "Hazardous Materials" shall mean (i) polychlorinated biphenyls;
     (ii) radioactive materials and (iii) any chemical, material or substance now or hereafter defined as or included in the definitions of "hazardous substance" "hazardous water," "hazardous material," "extremely hazardous waste," "restricted hazardous waste" under Section 25115, 25117 or 15122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substances Account Act), (iii) defined as "hazardous material," "hazardous substance," or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release, Response, Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25181 of the California Health and Safety Code, Division 20l, Chapter 6.7 (Underground Storage of Hazardous Substances),
     (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as "hazardous" or "extremely hazardous" pursuant to Article II of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) defined as "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. or listed pursuant to Section 1004 of the Federal Water Pollution Control Act (33 U.S.C. 1317), (ix) defined as a "hazardous waste," pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., (x) defined as "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Responsibility Compensations, and Liability Act, 42 U.S.C. 9601 et seq., or (xi) regulated under the Toxic Substances Control Act, 156 U.S.C. 2601 et seq.

     b. The term "Hazardous Materials Laws" shall mean any local, state and federal laws, rules, regulations, or ordinances relating to the use, generation, transportation, analysis, manufacture, installation, release, discharge, storage or disposal of Hazardous Material.

     c. The term "Lessor's Agents" shall mean Lessor's agents, representatives, employees, contractors, subcontractors, directors, officers, partners, former employees, relatives of employees and former employees, or invitees.

     d. The term "Lessee's Agents" shall mean Lessee's agents, representatives, employees, contractors, subcontractors, directors, officers, partners, former employees, relatives of employees and former employees, or invitees.

32.2  LESSEE'S RIGHT TO INVESTIGATE:
Lessee shall be entitled to cause such inspection, soils and ground water tests, and other evaluations to be made of the Premises as Lessee deems necessary regarding (i) the presence and use of Hazardous Materials in or about the Premises , and (ii) the potential for exposure to Lessee's employees and other persons to any Hazardous Materials used and stored by previous occupants in or about the Premises . Lessee shall provide Lessor with copies of all inspections, tests and evaluations. Lessee shall indemnify, defend and hold Lessor harmless from any cost, claim or expense to the extent arising from such entry by Lessee or from the performance of any such investigation by such Lessee.

32.3 LESSOR'S REPRESENTATIONS AND OBLIGATIONS TO INDEMNIFY: Lessor hereby represents and warrants to the best of Lessor's knowledge that the Premises are, as of the date of this Lease, in compliance with all Hazardous Material Laws, except for possible ground water contamination. See attached Exhibit E, November 3, 1994 letter from California Regional Water Quality Control Board. Lessor shall indemnify, defend, protect, and hold Lessee harmless from and against any and all cost or expense directly related to Remediation of the Property or Premises or Third Party Claims as defined below which occur as a result of the existence or presence of Hazardous Materials in, on, or under the Property or Premises prior to the Commencement Date and which were not a result of actions or omissions of Lessee or Lessee's Agents:

     1. "Remediation" means removal or treatment of Hazardous Materials from the Premises if required by governmental agencies with jurisdiction over the same and subject to Lessor's right to contest, control, and conduct all communications with such governmental agencies.

     2. "Third Party Claims" means a person or entity who is not a Lessee or Lessee's Agent and whose asserted claim involves the presence or impact of Hazardous Materials originating from the Property or Premises that have migrated beyond the boundaries of the Property or Premises.

Notwithstanding the above, the obligations of Lessor under this Section 32.3 shall not apply to the following:

     a. Any claim, action, suit, liability, expense, or proceeding by Lessee or Lessee's Agents, assigns or successors, relating in any way or manner to Hazardous Materials in, on, under, or about the Premises (except to enforce the indemnity set forth in Section 32.3 above), including without limitation, claims related to personal injury (including sickness, disease, or death) tangible or intangible property damage, compensation for lost wages.

     b. Any consequential or indirect damages of any type incurred by Lessee, Lessee's Agents, assigns or successors, including without limitation, damages for diminution in value, rents, lost profits, loss of business, or loss of opportunities.

32.4  LESSEE'S OBLIGATION TO INDEMNIFY:
Lessee, at its sole cost and expense, shall indemnify, defend, protect and hold Lessor and Lessor's Agents harmless from and against any and all cost or expenses, including those described under subparagraphs i, ii and iii herein below set forth, to the extent arising from or caused in whole or in part, directly or indirectly by:

     a. Lessee's or Lessee's Agents' use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Material to, in, on, under, about or from the Premises or Property; or

     b. Lessee's or Lessee's Agents failure to comply with Hazardous Material laws; or

     c. Any release of Hazardous Material to, in, on, under, about, from or onto the Premises or Property caused by Lessee or Lessee's Agents or occurring during the Lease Term, except ground water contamination from other parcels where the source is from off the Premises not arising from or caused by Lessee or Lessee's Agents.

The cost and expenses indemnified against include, but are not limited to the following:

     i. Any and all claims, actions, suits, proceedings, losses, damages, liabilities, deficiencies, forfeitures, penalties, fines, punitive damages, cost or expenses;

     ii. Any claim, action, suit or proceeding for personal injury (including sickness, disease, or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources of the environment, nuisance, pollution, contamination, leaks, spills, release or other adverse effects on the environment;

     iii. The cost of any repair, clean-up, treatment or detoxification of the Premises or Property necessary to bring the Premises into compliance with all Hazardous Material Laws, including the preparation and implementation of any closure, disposal, remedial action, or other actions with regard to the Premises or Property, and expenses (including, without limitation, reasonable attorneys' fees and consultants' fees, investigation and laboratory fees, court cost and litigation expenses).

32.5  LESSEE'S OBLIGATION TO REMEDIATE CONTAMINATION:
Lessee shall, at its sole cost and expense, promptly take any and all action necessary to remediate contamination of the Premises or Property by Hazardous Materials arising from or caused by Lessee or Lessee's Agents as provided in 32.4.

32.6  OBLIGATION TO NOTIFY:
Lessor and Lessee shall each give written notice to the other as soon as reasonably practical of (i) any communication received from any governmental authority concerning Hazardous Material which related to the Premises or Property and (ii) any contamination of the Premises or Property by Hazardous Materials which constitutes a violation of any Hazardous Material Laws.

32.7  SURVIVAL:
The obligations of the parties under this Section 32 shall survive the Lease Term or earlier termination of this Lease.

32.8  CERTIFICATION AND CLOSURE:
On or before the end of the Lease Term or earlier termination of this Lease, Lessee shall deliver to Lessor a certification executed by Lessee stating that, to the best of Lessee's knowledge, there exists no violation of Hazardous
Material Laws resulting from Lessee's use of the Premises or Property. If pursuant to local ordinance, state or federal law, Lessee is required, at the expiration of the Lease Term, to submit a closure plan for the Premises or Property to a local, state or federal agency, then Lessee shall furnish to Lessor a copy of such plan.

32.9  PRIOR HAZARDOUS MATERIALS:
Lessee shall have no obligation to clean up or to hold Lessor harmless with respect to, any Hazardous Material or wastes discovered on the Premises or Property which were not introduced into, in, on, about, from or under the Premises or Property during the Lease Term or ground water contamination from other parcels where the source is from off the Premises or Property not arising from or caused by Lessee or Lessee's Agents.

33.   BROKERS:
Lessor and Lessee represent that they have not utilized or contacted a real estate broker or finder with respect to this Lease other than Julien J. Studley, Inc. and Lessee agrees to indemnify and hold Lessor harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessee other than Julien J. Studley, Inc.. Lessor shall at its sole cost and expense pay the brokerage commission of $3.50 per square foot of leased space to Julien J. Studley, Inc., one half (1/2) five (5) days after lease execution by Lessee and Lessor discounted at 7% for eleven (11) months and one half (1/2) on Commencement Date, in connection with this transaction. Lessor represents and warrants that it has not utilized or contacted a real estate broker or finder with respect to this Lease other than Julien J. Studley, Inc. and Lessor agrees to indemnify and hold Lessee harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessor. In the event this lease transaction becomes null and void prior to Commencement Date, Julien J. Studley, Inc. agrees to immediately return to Lessor any commission paid by Lessor.

34.   OPTIONS TO EXTEND:

A.    OPTION:
Lessor hereby grants to Lessee three (3) options to extend the Lease Term, with each extended term to be for a period of five (5) years, on the following terms and conditions:

     (i) Lessee must provide Lessor written notice of its intent to exercise its option as provided hereunder at least twelve (12) months before the Lease Term would end but for said exercise for purposes of negotiating rental terms. Lessee may withdraw its notice of exercise of an extension option for any reason prior to nine (9) months before the Lease Term would end but for said exercise. Lessor shall provide Lessee with Lessor's proposed base monthly rent for the option period within twenty (20) days of Lessee's request. However, once Lessee delivers a notice of exercise of an option to extend the Lease Term it may not be withdrawn unless notice in writing is provided to Lessor at least nine (9) months before the Lease Term would end but for said exercise and, subject to the provisions of this Section 34, such notice shall operate to extend the Lease Term. Upon any extension of the Lease Term pursuant to this Section 34, the term "Lease Term" as used in this Lease shall thereafter include the then extended term. Time is of the essence.

     (ii) Lessee may not extend the Lease Term pursuant to any option granted by this Section 34 if Lessee is in material default as of the date of the exercise of one of its options. If Lessee has committed a default by Lessee as defined in Section 14 or 32 that has not been cured or waived by Lessor in writing by the date that any extended term is to commence, then Lessor may elect not to allow the Lease Term to be extended, notwithstanding any notice given by Lessee of an exercise of this option to extend.

     (iii)Lessee must exercise each option consecutively, and if it fails to exercise any one option, it waives the right to exercise the subsequent option and the Lease Term shall not be extended further.

     (iv) All terms and conditions of this Lease shall apply during each extended term, except that the base rent and rental increases for each extended term shall be determined as provided in Section 34 (B) below.

     (v) The preferential option rights of Microsoft Corporation granted under this Section 34 are granted for Microsoft Corporation personal benefit and may not be assigned or transferred by Microsoft Corporation except to a Permitted Entity. Microsoft, or a Permitted Entity, may assign or transfer option rights to an entity that is not a Permitted Entity only if Lessor receives 100% of the then market rent for such space, with no reduction or offset for expenditures made by Lessee, such as leasing commissions, marketing costs, or tenant improvements. Such fair market rent shall be agreed to by Lessee and Lessor, and if the parties cannot agree on such rent within ten (10) of the date Lessee and Lessor first meet, then the matter shall be submitted to arbitration in the manner set forth in Section 34.B below. No such sublease or assignment shall be deemed to release Lessee from its obligations under this Lease.

     (vi) Provided  Lessee meets all of the terms and conditions  stated in this
     Section 34, Lessor agrees that Lessee may exercise any future option on less than all five buildings provided that Lessee exercises its option on a minimum of two entire buildings and only for entire buildings. Once Lessee has waived its option for a building or buildings, the options on those buildings are terminated. If Lessee vacates only one building it shall be building #2, if two (2) buildings are vacated they shall be buildings #2 and #5, and if three (3) buildings are vacated they shall be Buildings #2, #4, and #5.

B.    EXTENDED TERM RENT - OPTION PERIOD:
The monthly base rent for the Premises during the extended term shall equal ninety-five percent (95%) of the fair market monthly rent for premises in Mt. View/Palo Alto locations of comparable size, and of similar quality to the building shown on Exhibit F, which is of a concrete "tilt up" design, with steel frame second decks, "Texcoat" (or equivalent) exterior finish, and high performance reflective glass, but in no case shall such monthly base rent be less than $3.40 per square foot NNN on exercise of first option. Promptly upon Lessee's exercise of the option to extend, Lessee and Lessor shall meet and attempt to agree on the fair market monthly Rent for the Premises as of the commencement date of the extended term. In the event the parties fail to agree upon the amount of the monthly Rent for the extended term prior to commencement thereof, both parties agree to submit the matter to binding arbitration. Such arbitration shall be conducted by JAMS with a retired judge selected by JAMS who is competent in commercial real estate matters and shall take place either in San Jose or San Francisco, California. The arbitration shall be "baseball" arbitration with the arbitrator instructed to either select the amount set forth by Lessee or the amount set forth by Lessor, but without any authority to average or otherwise compromise the parties' claims. Annual base rent increases during the extended term shall be four percent (4%) per year.

35.   APPROVALS:
Whenever in this Lease the Lessor's or Lessee's consent is required, such consent shall not be unreasonably or arbitrarily withheld, conditioned or delayed. Unless otherwise provided in this Lease, in the event that the Lessor or Lessee does not respond to a request for any consents which may be required of it in this Lease within ten (10) business days after receipt of the request of such consent in writing by the Lessee or Lessor, such consent shall be deemed to have been given by the Lessor or Lessee.

36.   AUTHORITY:
Each party executing this Lease represents and warrants that (i) he or she is duly authorized to execute and deliver the Lease, and if executed on behalf of a corporation, that the Lease is executed in accordance with the by-laws of said corporation (or a partnership that the Lease is executed in accordance with the partnership agreement of such partnership), (ii) no other party's approval or consent to such execution and delivery is required, and (iii) the Lease is binding upon said individual, corporation (or partnership) as the case may be in accordance with its terms.

37.   INDEMNIFICATION OF LESSOR:
Except as caused by the sole negligence or willful misconduct of Lessor or Lessor's Agents, Lessee shall defend, indemnify and hold Lessor harmless from and against any and all obligations, losses, costs, expenses, claims, demands, reasonable attorneys' fees, investigation costs or liabilities on account of, or arising out of the use, condition or occupancy of the Premises or any act or omission to act of Lessee or Lessee's Agents or any occurrence in, upon, about or at the Premises, including, without limitation, any of the foregoing provisions arising out of the use, generation, manufacture, installation, release, discharge, storage, or disposal of Hazardous Materials by Lessee or Lessee's Agents. It is understood that Lessee is and shall be in control and possession of the Premises and that Lessor shall in no event be responsible or liable for any injury or damage or injury to any person whatsoever, happening on, in, about, or in connection with the Premises, or for any injury or damage to the Premises or any part thereof except as caused by the sole negligence or willful misconduct of Lessor or Lessor's Agents. This Lease is entered into on the express condition that Lessor shall not be liable for, or suffer loss by reason of injury to person or property, from whatever cause, other than the sole negligence or willful misconduct of Lessor or Lessor's Agents, which in any way may be connected with the use, condition or occupancy of the Premises or personal property located therein. The provisions of this Lease permitting Lessor to enter and inspect the Premises are for the purpose of enabling Lessor to become informed as to whether Lessee is complying with the terms of this Lease and Lessor shall be under no duty to enter, inspect or to perform any of Lessee's obligations set forth in this Lease. Lessee shall further indemnify, defend and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation of the Lessee to be performed under the terms of this Lease. The provisions of Section 37 shall survive the Lease Term or earlier termination of this Lease with respect to any damage, injury or death occurring during the Lease Term.

38.   SUCCESSORS AND ASSIGNS:
The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

39.   MISCELLANEOUS PROVISIONS:
All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights or remedies in law and in equity.

40.   CHOICE OF LAW:
This lease shall be construed and enforced in accordance with the substantive laws of the State of California. The language of all parts of this lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Lessor or Lessee.

41.   INTENTIONALLY OMITTED:

42.   RIGHT OF REFUSAL:
As long as Lessee is leasing two (2) or more entire buildings on the Property, Lessor will give Lessee a first right of refusal to lease any portion of Property that becomes available in the future for lease (the "Additional Space") on the same terms and conditions offered by Lessor. If Lessee does not desire to lease Additional Space on the terms offered by Lessor, Lessor will again offer the space to Lessee when acceptable terms have been agreed upon with another lessee. Once Lessor and the acceptable lessee have agreed to basic business terms for lease of the Additional Space, Lessor shall provide Lessee written notice of such terms. Lessee shall have ten (10) business days after the receipt of Lessor's notice to elect to lease the Additional Space under the stated business terms. If Lessee elects to lease the Additional Space, Lessor and Lessee agree to amend this Lease to include the Additional Space and the applicable business terms. If Lessee does not elect to lease the Additional Space, and Lessor does not, within one hundred twenty (120) days after the ten
(10) business day period, lease the Additional Space to the acceptable lessee stated in Lessor's notice, or if any such space is leased to the acceptable lessee in accordance with this Article 42 and again becomes available for lease, then the space shall again be subject to Lessee's right of first refusal.

43.   EXCLUSIVITY:
Lessee's consent shall be required, provided Lessee is leasing three (3) or more entire buildings on the Property, prior to Lessor's leasing any additional space on the Property to Netscape, Oracle, Sun Microsystems, or IBM or their successors. This consent shall extend to any affiliates (where an affiliate is any company that controls, is controlled by, or under common control with any one of the aforementioned companies) or subsidiaries of the aforementioned companies. The granting or withholding of this consent shall be in Lessee's sole and absolute discretion.

44.   RIGHT TO FIRST OFFER TO PURCHASE:
During the Lease Term, except for transfers to Berg Family controlled entities, to an affiliate of Lessor, to a Berg Family controlled REIT or operating partnership of such REIT, or to an entity that acquires substantially all of the assets of any such entity through a merger or acquisition, prior to Lessor accepting any offer to purchase the Premises or any part thereof, and prior to Lessor making any offer to sell the Premises or any part thereof, Lessor shall give Lessee written notice of such offer and shall include in such notice the price and terms of sale and a statement that Lessor is willing to sell at that price and on those terms of sale. Lessee shall have the option, which may be exercised by written notice to Lessor at any time within thirty (30) calendar days from the receipt of the Lessor's notice to agree to purchase the property being sold at the price and on the terms of sale specified in the notice, to Lessee, provided, however, that if such terms provided for an exchange of property as part of the purchase, Lessee shall purchase the property to be exchanged upon the terms and at the price specified in the notice and thereafter exchange such property in exchange for the property being sold on the basis specified in the notice. If Lessee fails to exercise its option within the 30-day period, Lessor shall have 270 days thereafter to sell at the price and on the terms of sale specified in the notice to Lessee.

If Lessor elects, within 270 days of Lessor's notice, to sell the Premises, or any part thereof, to a third party on terms more favorable to the third party buyer than the terms set forth in Lessor's notice, then Lessor must re-offer the property being sold, to Lessee on the same terms and conditions offered to the third party buyer ("Lessor's Second Notice"). Lessee shall have fifteen (15) calendar days from Lessee's receipt of Lessor's Second Notice to elect to buy the property being sold. If Lessee does not respond in writing accepting all terms and conditions, Lessor shall thereafter be entitled to sell such property to any third party on the terms and conditions set forth in Lessor's Second Notice or on other terms and conditions at least as favorable to Lessor as said terms and conditions in Lessor's Second Notice for a period of 270 days after which Lessee's Right of First Offer to Purchase shall again be in effect for the Premises or any part thereof owned by Lessor.

45.   OWNERSHIP AND AUTHORITY:
Lessor represents and warrants to Lessee that as of the date of this Lease (i) there are no restrictions or encumbrances on the Premises that would prohibit Lessee's construction and use of the Lessee Improvements (assuming they are constructed in accordance with the requirements of the City of Mountain View), and (ii) Lessor has full right and lawful authority to enter into and perform Lessor's obligations under this Lease.

46.   CONFIDENTIALITY:
Lessor agrees that the terms and conditions of this Lease and details regarding its negotiation are and shall remain confidential between Lessor and Lessee except as disclosed by the recording of a Memorandum of Lease acceptable to Lessee. Lessor shall not distribute, copy or otherwise submit, orally or in writing, this Lease or any summary thereof, to any other person or entity, except as required by laws or rules promulgated by governmental agencies, including without limitation applicable securities laws. In addition, Lessor shall make no announcements regarding Lessee's proposed or actual occupancy of the Premises without Lessee's prior written consent, which Lessee may withhold in its sole discretion. Lessee's consent shall not be required if the public disclosure is required by laws or rules promulgated by governmental agencies, including without limitation applicable securities laws. In addition, all information learned by or disclosed to Lessor with respect to Lessee's business or information disclosed or discovered during an entry by Lessor into the Premises, shall be kept strictly confidential by Lessor, Lessor's legal representatives, successors, assigns, employees, servants and agents and shall not be used (except for Lessor's confidential internal purposes) or disclosed to others by Lessor, or Lessor's servants, agents, employees, legal representatives, successors or assigns, without the express prior written consent of Lessee, which Lessee may withhold in its sole and absolute discretion.

47.   INTERPRETATION:
This Lease was drafted based upon contributions by both parties and their respective legal counsel and is not to be considered as being authored by either party for the purpose of resolving any ambiguities.

48.   ENTIRE AGREEMENT:
This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided for herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease, the day and year first above written.

LESSOR                                LESSEE
MISSION WEST PROPERTIES, L.P.,        MICROSOFT CORPORATION
A DELAWARE LIMITED PARTNERSHIP

By:  Berg & Berg Enterprises, Inc., General Partner

  By:  /s/ Carl E. Berg               By:  /s/ Larry Neilson
      ---------------------------         ---------------------------
                                      signature of authorized
                                      representative

           Carl E. Berg                       Larry Neilson
---------------------------------     -------------------------------
Printed name                          Printed name

President                             Director, Real Estate & Facilities
---------------------------------     -------------------------------
Title                                 Title


---------------------------------     -------------------------------
Date                                  Date

                                LIST OF EXHIBITS



Exhibit A.1       Legal Description of the property

Exhibit A.2       Site plan showing buildings (to be attached later)

Exhibit A.3       Description of Off-Site Work

Exhibit A.4       City of Mt. View Findings Report/Zoning Permit

Exhibit B         Description of Building Shells

Exhibit C         Plans and specs for Building Shells (to be
                  attached later)

Exhibit D         Plans and specs for Lessee's Interior Improvement
                  (to be attached later)

Exhibit E         Letter from Regional Water Quality Control Board,
                  dated 11/3/94

Exhibit F         Type of Buildings

                                  EXHIBIT A.1

                                Legal Description

                                  EXHIBIT A.2

                           Site plan showing buildings

                                  EXHIBIT A.3

                          Description of Off-Site Work


      The specific items listed below shall be deemed "Off-Site Work" and shall be completed by Lessor. All of the Off-Site Work shall be done as soon as reasonably possible, but in all cases all work required for Lessee's occupancy of the Premises shall be completed at least sixty (60) days before occupancy by Lessee and in a manner that will not unreasonably delay Lessee's completion of the Lessee Improvements. Lessor shall not be responsible for any work with respect to the development of the Property or any fees or costs related thereto other than as listed below. Lessor shall be responsible for completing such work in a timely manner and to the satisfaction of the City of Mountain View. Lessor shall pay for all costs related to such work, including the cost of permits and inspection fees. The following specifically listed items shall be deemed "Off-Site Work":

 ITEM #                     DESCRIPTION OF ITEM
--------                    --------------------
   1                        Lot line adjustments.

   2                        Vacation of City right of way.

   3                        Bonds related to Off-Site Work only.

   4                        Property taxes prorated until the Commencement Date.

   5                        Fees and permits related to the Off-Site Work only.

   6                        Certain items in the City of Mt. View Findings Report/Zoning Permit, attached as
                            Exhibit A.4. Specifically, item numbers 7, 8, 20, 21, 27g., 32-47, 56, 57 63,66 and 67. Lessor agrees to obtain Lessees review and approval for items 7, 56 and
                            57, which shall not be unreasonably withheld, conditioned or delayed. Further,
                            Lessor agrees to perform the Off-Site Work portion (if any) of item numbers 18,
                            25 and 64.


      For clarification purposes, "Off-Site Work" shall only include the above-listed items commencing at the back of the street curb and going forward. As part of the street work to be done by Lessor, Lessor will also include a 10-inch fire service line to the Property from Macon Avenue at approximately the mid-point of Macon Avenue.

                                  EXHIBIT A.4

                City of Mt. View Findings Report/Zoning Permit

                                    Exhibit B

                         Description of Building Shells


The building shell ("Building Shell") includes the following items, unless modified by mutual agreement of Lessor and Lessee, in customary quantities and quality. All items not listed are part of Lessee Interior Improvements.

Exterior walls
Foundations
Floors slabs (level in accordance  with industry  standards)
Roof structures and membrane
Glazing, glass and window wall
Exterior doors
Truck doors
Loading docks, ramps and bumpers
Landscaping, including  irrigation, hardscape and walkways
Parking, paving, curbs, gutters and striping
Storm  sewer line to building  and  connection  to rain water drain  (including roof drains and overflow drains)
Sanitary sewer line to buildings - 6"
Water line to buildings -3"
Paint and stucco on exterior walls
Permits for shell
Shell architect & engineer
All  permits  fees  and  design   drawings  for  the  above  items,   including
  connection charges


Building Shell only includes the items specifically listed above.

1.   No  electrical  of any  kind  including  parking  lot
2. No fire sprinkler including underground lines to building or on site hydrants
3.   No roof screens
4. No elevators or stairs, we do include provisions for one elevator pit per building
5.   Sewer usage fees are part of the Lessee Interior Improvements.

                                    EXHIBIT C

                       Plans and specs for Building Shells
                             (to be attached later)

                                    EXHIBIT D

               Plans and specs for Lessee's Interior Improvement
                             (to be attached later)

                                    EXHIBIT E

               Letter from Regional Water Quality Control Board,
                                  dated 11/3/94

                                    EXHIBIT F

                                Type of Buildings